ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

150301

Filed in the office of	Document Number 20140341611-23
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 05/08/2014 10:56 AM
	Entity Number E0260502010-0

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

On-Air Impact, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series A Convertible Preferred Stock, par value $0.0001 per share

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

The Certificate of Designation of the Series A Convertible Preferred Stock of the Corporation originally filed with the Secretary of State of Nevada on December 10, 2012 is hereby amended and restated in its entirety as Exhibit A attached hereto.

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Exhibit A

AMENDED AND RESTATED
CERTIFICATE OF THE DESIGNATIONS, POWERS,
PREFERENCES AND RIGHTS OF THE
SERIES A CONVERTIBLE PREFERRED STOCK
($0.0001 PAR VALUE PER SHARE)

OF

ON -AIR IMPACT, INC.

A NEVADA CORPORATION

Pursuant to Section 79.1955 of Chapter 78 of the Nevada Revised Statutes, **ON-AIR IMPACT, INC.**, corporation organized and existing under the State of Nevada (the "**Corporation**"), in accordance with the provisions thereof, does hereby submit the following:

WHEREAS, the Certificate of Incorporation of the Corporation (the "**Certificate of Incorporation**") authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.0001 per share, of the Corporation ("**Preferred Stock**") in one or more series, and expressly authorizes the Board of Directors of the Corporation (the "**Board**"), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS, on December 10, 2012, the Corporation filed a Certificate of Designation with the Secretary of State of the State of Nevada, therein establishing a series of the Preferred Stock consisting of Four Million (4,000,000) shares, par value $0.0001 per share, designated as "**Series A Convertible Preferred Stock**" (the "**Certificate of Designation**").

WHEREAS, as of the date hereof, no shares of Series A Convertible Preferred Stock are outstanding;

WHEREAS, it is the desire of the Board to amend and restate the Certificate of Designation of the Series A Convertible Preferred Stock on file with the Secretary of State of the State of Nevada to re-establish and fix the number of shares to be included in the such series of the Series A Convertible Preferred Stock and the designation, rights, preferences and limitations of the shares of such series.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issue of a series of Preferred Stock and does hereby in this Amended and Restated Certificate of Designation (the "**Certificate of Designation**") re-establish and fix and herein state and express the designation, rights, preferences, powers, restrictions and limitations of such series of Preferred Stock as follows:

1. DESIGNATIONS AND AMOUNT. Three Million (3,000,000) shares of the Preferred Stock of the Corporation, $0.0001 par value per share, shall constitute a class of Preferred Stock

designated as "**Series A Convertible Preferred Stock**" (the "**Series A Convertible Preferred Stock**") with a stated value of $0.20 per share (the "**Stated Value**").

2. CONVERSION.

(a) CONVERSION AT THE OPTION OF THE HOLDER. Each holder of Series A Convertible Preferred Stock ("**Holder**") shall have the right, at such Holder's option, at any time or from time to time from and after the day immediately following the date the Series A Convertible Preferred Stock is first issued, to convert each share of Series A Convertible Preferred Stock into **Twenty (20)** fully-paid and non-assessable share of common stock, par value $0.0001 per share, of the Corporation (the "**Common Stock**"). In connection with any conversion hereunder, each Holder of Series A Convertible Preferred Stock may not convert any part of the Series A Convertible Preferred Stock if such conversion would cause such Holder or any of its assignees to beneficially own more than **4.99%** of the Common Stock of the Corporation.

(b) MECHANICS OF CONVERSION. In order to effect a Conversion, a Holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion (attached hereto) to the Corporation for the Common Stock and (y) surrender or cause to be surrendered the original certificates representing the Series A Convertible Preferred Stock being converted (the "**Preferred Stock Certificates**"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation or the transfer agent. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Corporation or the transfer agent as provided above, or the Holder notifies the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed (subject to the requirements of **SECTION 11**).

"**Conversion Date**" means the date specified in the Notice of Conversion in the form attached hereto, so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before Midnight, Eastern U.S. time, on the Conversion Date indicated in the Notice of Conversion. If the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date a Holder faxes or otherwise delivers the Notice of Conversion to the Corporation.

(i) Delivery of Common Stock upon Conversion. Upon the surrender of Preferred Stock Certificates from a Holder of Series A Convertible Preferred Stock accompanied by a Notice of Conversion (attached hereto), the Corporation shall, no later than the ten business days following the later of (a) the Conversion Date (hereinafter defined) and (b) the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to **SECTION 11** (the "**Delivery Period**"), issue and deliver to the Holder (x) that number of shares of Common Stock issuable upon conversion of such shares of Series A Convertible Preferred Stock being converted and (y) a certificate representing the number of shares of Series A Convertible Preferred Stock not being converted, if any.

(ii) Taxes. The Corporation shall pay any and all taxes and all other reasonable expenses, which may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series A Convertible Preferred Stock.

(iii) No Fractional Shares. If any conversion of Series A Convertible Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be the next higher whole number of shares.

(c) PARTIAL CONVERSION. In the event some but not all of the shares of Series A Convertible Preferred Stock represented by a certificate(s) surrendered by a Holder are converted, the Corporation shall execute and deliver to or on the order of the Holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Convertible Preferred Stock which were not converted.

(d) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, in addition to such other remedies as shall be available to the Holder of such Series A Convertible Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase, and shall increase, its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(e) NO REISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK. In the event any shares of Series A Convertible Preferred Stock shall be converted pursuant to this **SECTION 2** or otherwise reacquired by the Corporation, the shares so converted or reacquired shall be canceled. The Certificate of Incorporation of the Corporation may be appropriately amended from time to time to effect the corresponding reduction in the Corporation's authorized capital stock.

(f) NOTICES. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each Holder of Series A Convertible Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(g) TRANSACTIONAL TAXES. The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Convertible Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the shares of Series A Convertible Preferred Stock in respect of which such shares are being issued.

(h) VALIDITY OF COMMON STOCK. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes (except income taxes), liens or charges with respect thereto.

3. REDEMPTION. The Corporation may, at the Corporation's option, at any time or from time to time from and after the day immediately following the date the Series A Convertible Preferred Stock is first issued, redeem all or any portion of, on a pro rata basis, the outstanding shares of Series A Convertible Preferred Stock for the Stated Value:

(a) The Corporation shall deliver to the Holders of the outstanding Series A Convertible Preferred Stock a written irrevocable redemption notice (the "**Redemption Notice**") indicating the

amount of shares of Series A Convertible Preferred Stock intended to be so redeemed and the date on which such redemption shall be made (the "**Redemption Date**"). Such Redemption Notice shall be delivered to the Holders of the Series A Convertible Preferred Stock at least fifteen (15) business days prior to the Redemption Date.

(b) Upon receipt of any Redemption Notice, each Holder of the Series A Convertible Preferred Stock shall then have the option (by notifying the Corporation in writing within ten (10) business days of receipt of the Redemption Notice) to accept the Stated Value in cash or elect to convert not less than all of such Holder's shares of Series A Convertible Preferred Stock pursuant to the terms and conditions set forth herein.

4. RANK. Except as specifically provided below, the Series A Convertible Preferred Stock shall, with respect to dividend rights, rights on liquidation, winding up and dissolution, rank senior to (i) all classes of Common Stock of the Corporation and (ii) any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the Holder(s) of Series A Convertible Preferred Stock).

5. LIQUIDATION PREFERENCE

Except as otherwise provided by the Nevada Business Corporation Act or elsewhere in this certificate, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Holders of shares of the Series A Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, an amount equal to the Stated Value.

6. DIVIDENDS/STOCK SPLITS.

(a) The Holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends.

(b) The number of shares of Common Stock of the Corporation issuable pursuant to the conversion of outstanding shares of Series A Convertible Preferred Stock shall not be adjusted to reflect any forward to reverse stock splits by the Corporation of its outstanding shares of Common Stock.

7. VOTING RIGHTS.

(a) The Holders of the Series A Convertible Preferred Stock shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to, the election of directors, name changes, increases in the authorized common shares and for which such preferred stock or series has such rights and as otherwise provided by the Nevada Business Corporation Act, in this **SECTION 7** and in **SECTION 8** below.

To the extent that under the Nevada Business Corporation Act the vote of the Holders of the Series A Convertible Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series A Convertible Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Convertible Preferred Stock (except as otherwise may be required under the Nevada Business Corporation Act) shall constitute the approval of such action by the class. To the extent that under the Nevada Business Corporation Act Holders of the Series A Convertible Preferred Stock are entitled to vote on a matter with

Holders of Common Stock, voting together as one class, each share of Series A Convertible Preferred Stock shall be entitled to one (1) vote.

8. PROTECTION PROVISIONS

So long as any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the Nevada Business Corporation Act) of the Holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock:

(a) alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock;

(b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series A Convertible Preferred Stock;

(c) create any new class or series of capital stock having a preference over the Series A Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined, "**Senior Securities**");

(d) create any new class or series of capital stock ranking *pari passu* with the Series A Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined, "**Pari Passu Securities**");

(e) increase the authorized number of shares of Series A Convertible Preferred Stock;

(f) issue any additional shares of Senior Securities; or

(g) redeem, or declare or pay any cash dividend or distribution on, any Junior Securities.

If Holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series A Convertible Preferred Stock pursuant to subsection (a) above, then the Corporation shall deliver notice of such approved change to the Holders of the Series A Convertible Preferred Stock that did not agree to such alteration or change (the "**Dissenting Holders**").

9. MERGER, CONSOLIDATION, ETC.

(a) If at any time or from time to time there shall be (i) a merger, or consolidation of the Corporation with or into another corporation, (ii) the sale of all or substantially all of the Corporation's capital stock or assets to any other person, (iii) any other form of business combination or reorganization in which the Corporation shall not be the continuing or surviving entity of such business combination or reorganization, or (iv) any transaction or Series of transactions by the Corporation in which in excess of 50 percent of the Corporation's voting power is transferred (each, a "**Reorganization**"), then as a part of such Reorganization, provision shall be made so that the Holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive the same kind and amount of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such Reorganization.

(b) The provisions of this **SECTION 9** are in addition to and not in lieu of the provisions of **SECTION 6** hereof.

10. NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders of the Series A Convertible Preferred Stock against impairment.

11. LOST OR STOLEN CERTIFICATES. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

12. PIGGYBACK REGISTRATION.

(a) Whenever the Corporation proposes to register any shares of its Common Stock under the Securities Act of 1933, as amended (the "**Securities Act**") (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more stockholders of the Corporation and the form of Registration Statement to be used may be used for any registration of Registrable Securities (a "**Piggyback Registration**"), the Corporation shall give prompt written notice (in any event no later than 30 days prior to the filing of such Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, subject to subsections (b) and (c), shall include in such registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion from the holders of Registrable Securities within ten days after the Corporation's notice has been given to each such holder. The Corporation may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

(b) If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Corporation and the managing underwriter advises the Corporation and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Corporation shall include in such registration (i) first, the number of shares of Common Stock that the Corporation proposes to sell; (ii) second, the number of shares of Common Stock requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the number of shares of Common Stock requested to be included therein by holders of Common Stock (other than holders of Registrable Securities), allocated among such holders in such manner as they may agree.

(c) If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than Registrable Securities, and the managing underwriter advises the Corporation in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in

any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Corporation shall include in such registration (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration and by the holders of Registrable Securities, allocated pro rata among such holders on the basis of the number of shares of Common Stock (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the number of shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

(d) If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Corporation, the Corporation shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

(e) **"Registrable Securities"** means (a) any shares of Common Stock issued or issuable upon conversion of shares of Series A Convertible Preferred Stock owned by the initial holders thereof at any time, and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of hereof, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Corporation any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such securities has been declared effective by the U.S. Securities and Exchange Commission and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

(f) **"Registration Statement"** means any registration statement of the Corporation which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Authorized Officer this May 8th, 2014.

ON-AIR IMPACT, INC.

By: /s/ Edward Whitehouse
Name: Edward Whitehouse
Title: Secretary, Treasurer and Director

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Series A Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert ___________ shares of Series A Convertible Preferred Stock (the "**Conversion**"), represented by stock certificate No.(s). __________ (the "**Preferred Stock Certificates**") into shares of common stock, par value $0.0001 per share (the "**Common Stock**"), of On-Air Impact, Inc., a Nevada corporation (the "**Corporation**"), according to the conditions of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the "**Certificate of Designation**"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series A Convertible Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "**Act**"), or pursuant to an exemption from registration under the Act.

[ ] The undersigned hereby requests that the Corporation transmit the Common Stock issuable pursuant to this Notice of Conversion to the address of the undersigned.

Date of Conversion: ___________________________

Applicable Conversion Rate: Each share of Series A Convertible Preferred Stock is convertible into one share of Common Stock.

Number of Shares of Common Stock to be Issued: ____________________

Signature: ____________________________________

Name: ____

Address: ______________________________________

* The Corporation is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its transfer agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than the later of (a) two (2) business days following receipt of this Notice of Conversion and (b) delivery of the original Preferred Stock Certificates (or evidence of loss, theft or destruction thereof) and shall make payments pursuant to the Certificate of Designation for the failure to make timely delivery.